BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2004 Annual Report on Form 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-39113, 33-54357 and 333-42842 on Form S-8 of Briggs & Stratton Corporation of our reports dated July 22, 2004, appearing in this Annual Report on Form 10-K of Briggs & Stratton Corporation for the year ended June 27, 2004.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

September 9, 2004